Exhibit 32.1

                                 CERTIFICATIONS

    PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Michael W. Katz, certify that:

(1)  I have reviewed this quarterly report on Form 10-Q of E Com Ventures, Inc.;

(2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

(3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Date:  December 10, 2004

/s/ Michael W. Katz
-------------------------------------
Michael W. Katz
Chief Executive Officer and President

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